Company Press Release

     SOURCE: G/O Business Solutions, Inc., (formerly G/O International, Inc. a Colorado corporation.

     G/O Business Solutions, Inc. announces completion of the Reorganization Transaction entered into with SH Celera Capital Corporation.

     HOUSTON, TEXAS--(BUSINESS WIRE) - August 15, 2006 - Today, G/O Business Solutions, Inc., a Colorado corporation (OTCBB: GOBS), formerly G/O International, Inc. ("G/O"), and SH Celera Capital, a Maryland corporation ("SH Celera") (SH Celera, together with G/O, the "Parties") announced the completion of the Reorganization Transaction previously announced in July of 2006.

     Pursuant to the terms of the Reorganization Plan and Agreement and ancillary documents executed and delivered in connection therewith:

SH Celera:

     (i)     assumed up to $65,000 of the current liabilities of G/O;

     (ii)    provided G/O with working capital of $50,000;

     (iii) enter into a Facilities Administration and Operating Services Agreement as described herein below;

     (iv) Pursuant to a Mutual Undertaking Agreement, executed and delivered at the time of Closing of the Reorganization Transaction, committed to issue 486,053 shares of its $0.001 par value per share common stock to G/O, for further distribution to the G/O stockholders, determined at the time of closing of the Reorganization Transaction, upon fulfillment of the following conditions: G/O shall have raised not less than $2,500,000 in the Contemplated Financing (as described herein below), (ii) SH Celera shall have: (a) registered its shares of common stock under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "34 Act"), (b) taken such steps as required to qualify its shares of common stock as "Covered Securities" as defined in Section 18 of the Securities Act of 1933, as amended (the "33 Act"), and (c) register the shares of common stock issuable to G/O in the Reorganization Transaction for distribution to G/O's stockholders, determined at the time of the closing of the Reorganization Transaction, pursuant to the 33 Act.

     (v) Pursuant to Assignment, Assumption and Confirmation Agreements, executed and delivered at the time of Closing, assigned to G/O all of its rights under certain Retainer Agreement(s), entered into by SH Celera, pursuant to which SH Celera has received the right to receive certain fees in connection with providing fee based business consulting services.

In consideration therefore, G/O:

     (i) changed its name from G/O International, Inc., to G/O Business Solutions, Inc., through filing Amended and Restated Articles of
Incorporation;

     (ii) appointed George Jarkesy as a member of its board of directors to fill the vacancy created by the resignation of Michael Caswell andappointed Mr. Jarkesy to serve as G/O's Chairman and Chief Executive Officer. In connection with Mr. Jarkesy's appointment, G/O executed and delivered an Indemnification Agreement providing Mr. Jarkesy full protection under Colorado law.
     (iii) reverse split its outstanding shares of $0.01 par value per share common stock in the ratio of 1 for 2, effective August 15, 2006;

     (iv) obtained a new Cusip Number which is 362985 10.3 and a new trading symbol which is "GOBS"

     (v) delivered to SH Celera a total of 17,300,744 (post 1 for 2 reverse split) newly issued shares of its $0.01 par value per share restricted common stock;

     (vi) transferred to SH Celera a total of 356,999 shares of Waterbury Resources, Ltd., a Cayman Islands company;

     (vii) enter into the Facilities Administration and Operating Services Agreement, and the Assignment, Assumption and Confirmation Agreement respecting the assigned Retainer Agreements, as described herein below, and undertook providing fee based business consulting services pursuant thereto; and

     (viii) pursuant to the Mutual Undertaking Agreement undertook to complete the Contemplated Financing as described herein below.

At the time of closing of such Reorganization Transaction:

     A. SH Celera had issued and outstanding a total of 9,235,000 shares of its $0.001 par value per share common stock. Consequently, the 486,053 shares of SH Celera's common stock, issuable to G/O for distribution to its stockholders, will represent 5% of the issued and outstanding shares of SH Celera's common stock, as of the date of the closing of the Reorganization Transaction.

     B. G/O, after giving effect to the 1 for 2 reverse split, has issued and outstanding a total of 4,325,186 shares of its $0.01 par value per share common stock. Consequently, G/O now has outstanding a total of 21,625,930 shares of its $0.01 par value per share common stock, of which 17,300,744 shares or 80% are owned by SH Celera and 4,325,186 shares or 20% are owned by the existing stockholders of G/O.

Facilities, Administration and Operating Services Agreement.

     At the time of closing of the Reorganization Transaction, G/O and SH Celera enter into a Facilities Administration and Operating Services Agreement (the "FA&OS Agreement"), pursuant to which SH Celera has agreed to provide all facilities, administration and operating services necessary for G/O to conduct a fee based business consulting practice under the trade name of "G/O Business Solutions, Inc." The FA&OS Agreement provides that SH Celera will be paid a monthly fixed fee of $10,000 per month ("Fixed Fee") and will be reimbursed one half of the monthly salary of Brian Rodriguez (or $4,166 per month) and all of the monthly salary of Dwayne Deslatte (or $6,250 per month) (the "SH Celera Staff Reimbursement") with the balance of cash income generated from such cash fees, after payment of the Fixed Fee and the SH Celera Staff Reimbursement, split equally between G/O and SH Celera. The FA&OS Agreement also provides that any non-cash fees received by G/O, in connection with providing the consulting services, will be distributed directly to G/O's stockholders and, in the case of share compensation received from a client company, shall be distributed by G/O pursuant to a registration of such shares under the 33 Act. Such FA&OS Agreement will remain in effect until the earlier of: G/O successfully raising not less than $2,500,000 in the Contemplated Financing, as set forth herein below, or G/O having accumulated cash reserves equaling not less than one year's projected required operating cash.

G/O's Contemplated Financing.

     Pursuant to a Mutual Undertaking Agreement executed and delivered by G/O and SH Celera in connection with the Reorganization Transaction, G/O has agreed to undertake to raise, in a private placement, a minimum of $2,500,000 and up to $5,000,000 in equity capital through the sale of its shares of preferred stock with the following rights, duties and preferences (the "Contemplated Financing"): (i) a stated value equal to the price per share paid for the shares of preferred stock plus accumulated and unpaid dividends,
(ii) a dividend preference equal to a fixed annual percentage rate (to be determined by G/O's Board of Directors) multiplied times the stated value of each share of preferred stock, which shall be cumulative and paid before any dividends respecting any other class of shares ("Fixed Rate Dividend") plus a fixed percentage participation in distributions to stockholders, (to be determined by G/O's Board of Directors), which shall be paid at the time of any distribution to any of G/O's stockholders, (iii) a liquidation preference qual to the stated value plus any accumulated and unpaid Fixed Rate Dividends,
(iv) a securitization of the stated value and a portion of the Fixed Rate Dividend through the purchase and deposit by G/O of a fixed rate financial instrument suitable to the purchaser(s) of the preferred stock, and (v) representation on G/O's Board of Directors or the right to attend and observe board meetings, at the discretion of the majority of the holders of the preferred stock.

     G/O's Board of Directors will, subject to the approval of SH Celera, determine the terms upon which such shares of Preferred Stock are sold and the rights and privileges granted to purchasers of the shares of Preferred Stock, including, but not limited to: (i) the price per share, (ii) the granting of conversion features, (iii) the fixed dividend rate, (iv) the nature of the securitization including the coverage ratio on the Stated Value and the differential on the dividend rate and (v) the percentage participation in future dividends and distributions to G/O's stockholders.

     As a result of the Reorganization Transaction, G/O now offers consulting services in the areas of:

* Corporate Development;
* Merger and Acquisition Planning;
* Market Divestiture and Special Situations;
* Growth Strategies and Logistics - Review, Development and Implementation Procedures;
* Succession Planning;

     Additional information about SH Celera Capital Corporation can be found on its' web site located at www.shcelera.com. Additional information about G/O Business Solutions or the Reorganization Transaction can be obtained by contacting G/O's new Chief Executive Officer George Jarkesy at (832) 422-2623 or jarkesy@shcelera.com or G/O 's President, Brian Rodriguez at (281)290-6655.